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EXHIBIT 9.1

SEATTLE GENETICS, INC.

AMENDED AND RESTATED VOTING AGREEMENT

    This Amended and Restated Voting Agreement (the "Agreement") is made as of the 22nd day of December, 1999, by and among Seattle Genetics, Inc., a Delaware corporation (the "Company"), the holders of shares of Common Stock listed on Exhibit A (the "Founders"), the holders of shares of Series A Preferred Stock listed on Exhibit B (collectively, the "Series A Investors") and the holders of shares of Series B Preferred Stock listed on Exhibit C (collectively, the "Series B Investors" and, collectively, with the Series A Investors, the "Investors").

RECITALS

    The Company, Founders and Series A Investors are parties to the Voting Agreement dated as of March 31, 1998 (the "Prior Agreement"). The Company and the Series B Investors have entered into a Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell severally to the Series B Investors and the Series B Investors desire to purchase severally from the Company shares of the Company's Series B Preferred Stock. A condition to the Series B Investors' obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors and the Founders shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors. In order to induce the Series B Investors to purchase Series B Preferred Stock of the Company pursuant to the Purchase Agreement, the Company, the Investors and the Founders desire to enter into this Agreement upon the terms and conditions set forth below, which amends, restates and supercedes the Prior Agreement in its entirety.

AGREEMENT

    The parties agree as follows:

    1.  Election of Directors

    1.1  Board Representation.  At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Founders and the Investors agree to vote or act with respect to all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each Investor after the date hereof so as to elect:

        (a) two designees of the Common Stock (the "Common Holders") that shall initially be Perry Fell and Clay Siegall;

        (b) one (1) member of the Company's Board of Directors designated by Karl Erik and Ingegerd Hellström (the "Hellströms"), that shall initially be Karl Erik Hellström;

        (c) one (1) member of the Company's Board of Directors designated by Olympic Venture Partners or its affiliates ("OVP") so long as OVP owns at least 500,000 shares of the Company's Series A Preferred Stock;

        (d) one (1) member of the Company's Board of Directors designated by Sofinnova Venture Partners or its affiliates ("SVP") so long as SVP owns 500,000 shares of the Company's Series A Preferred Stock;

        (e) one (1) member of the Company's Board of Directors designated by Bank of America Ventures ("Bank of America Ventures"); so long as Bank of America Ventures owns 500,000 shares of the Company's Series B Preferred Stock and

        (f)  one (1) independent member of the Company's Board of Directors designated by the holders of a majority of Series B Preferred Stock that do not otherwise have the right to designate a director pursuant to this Section 1.1 (the "Series B Holders"), provided, however, that such member shall be reasonably acceptable to the Company.

    1.2  Appointment of Directors.  In the event of the resignation, death, removal or disqualification of a director selected by the Common Holders, the Hellströms, OVP, SVP, Bank of America Ventures or the Series B Holders, as the case may be, the Common Holders, the Hellströms, OVP, SVP, Bank of America Ventures or the Series B Holders, as the case may be, shall promptly nominate a new director, and, after written notice of the nomination has been given by the Common Holders, the Hellströms, OVP, SVP, Bank of America Ventures or the Series B Holders, as the case may be, to the other parties (and, with respect to a nominee designated by the Series B Holders, such nominee has been approved by the Company's directors as provided in Section 1.1(f) above and with respect to the Hellströms, such nominee shall either be Karl Erik or Ingegerd Hellström), each Investor and Founder shall vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

    1.3  Removal.  The Common Holders, the Hellströms, OVP, SVP, Bank of America Ventures or the Series B Holders, as the case may be, may remove its designated director at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in their sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director and, with respect to a nominee of the Series B Holders, after such nominee has been approved by the Company's directors in accordance with Section 1.1 above and with respect to the Hellstroms, such nominee is either Karl Erik or Ingegerd Hellström, each Investor and Founder shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

    2.  Additional Representations and Covenants

    2.1  No Revocation.  The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

    2.2  Change in Number of Directors.  The Founders and the Investors will not vote for any amendment or change to the Certificate of Incorporation or Bylaws providing for the election of more or less than seven (7) directors, or any other amendment or change to the Certificate of Incorporation Bylaws inconsistent with the terms of this Agreement.

    2.3  (a) Legends.  Each certificate representing shares of the Company's capital stock held by Founders or Investors or any assignee of the Founders or Investors shall bear the following legend (the "Legend"):

      "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

      (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent shares held by the Founders or the Investors theretofore represented by a certificate carrying the Legend.

    3.  Termination

    3.1  Termination Events.  This Agreement shall terminate upon the earlier of:

        (a) A firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which is not less than $7.35 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate cash proceeds to the Company of $20,000,000 (net of underwriting discounts and commissions); or

        (b) The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is transferred, provided that this Section 3.1(b) shall not apply to a merger or reorganization effected exclusively for the purpose of changing the domicile of the Company.

    3.2  Removal of Legend.  At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2.3 may surrender such certificate to the Company for removal of the Legend, and the Company will duly reissue a new certificate without the Legend.

    4.  Miscellaneous

    4.1  Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement, provided that nothing herein shall prevent Bank of America Ventures at its sole discretion from assigning its interests hereunder to Bank of America Ventures, L.P.

    4.2  Amendments and Waivers.  Any term of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) as to the Company, only by the Company, (b) as to OVP, by a majority in interest of the Series A Preferred Stock held by OVP and its assigns, (c) as to SVP, by a majority in interest of the Series A Preferred Stock held by SVP and its assigns, (d) as to the Common Holders, by a majority in interest of the Common Stock of the Company, (e) as to the Hellströms, by a majority in interest of the Series A Preferred Stock held by the Hellströms and their assigns, (f) as to Bank of America Ventures, by a majority in interest of the Series B Preferred Stock held by Bank of America Ventures and its assigns and (g) as to the Series B Holders, by the holders of sixty percent (60%) in interest of the Series B Preferred Stock holders voting together as a class. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Hellströms, OVP, SVP, Bank of America Ventures, the Common Holders, and Series B Holders and each of their respective successors and assigns.

    4.3  Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.

    4.4  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

    4.5  Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

    4.6  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    4.7  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

[SIGNATURE PAGES TO SEATTLE GENETICS, INC.
AMENDED AND RESTATED VOTING AGREEMENT]

    The parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:
SEATTLE GENETICS, INC.
By:	/s/ H. PERRY FELL H. Perry Fell President
Address:	22215 - 26th Avenue S.E. Bothell, WA 98021-4425
Fax Number: (425) 489-4798
SERIES A INVESTORS:
OLYMPIC VENTURE PARTNERS IV, L.P.
By:	OVMC IV, L.L.C.
Its: General Partner
By:	/s/ GEORGE H. CLUTE George H. Clute Managing Member
Fax Number: (425) 489-4798
Address:	2420 Carillon Point Kirkland, WA 98033-7353
Fax Number: (425) 889-0152
OVP IV ENTREPRENEURS FUND, L.P.
By:	OVMC IV, L.L.C. Its: General Partner
By:	/s/ GEORGE H. CLUTE George H. Clute Managing Member
Address:	2420 Carillon Point Kirkland, WA 98033-7353
Fax Number: (425) 889-0152

STF III, L.P.
By:	/s/ ILLEGIBLE Nancy Burrus
Title:	Investment Manager
Address:	2180 Sand Hill Road, Suite 450 Menlo Park, CA 94025
Fax Number: (650) 323-5561
SOFINNOVA VENTURE PARTNERS IV
By:
Mike Powell General Partner
Address:	One Market Plaza Steuart Tower, Suite 2630 San Francisco, CA 94105
Fax Number: (415) 597-5750
/s/ KARL ERIK HELLSTRÖM Karl Hellström
/s/ INGEGERD HELLSTRÖM Ingegerd Hellström
Address:	3925 N.E. Surber Drive Seattle, WA 98105-5406
/s/ DARREN SIEGALL Darren Siegall
/s/ GLORIA SIEGALL Gloria Siegall
Address:	15644 Haddonfield Way Darnestown, MD 20878
/s/ SAMUEL WEIRICH Samuel Weirich
/s/ JONE SAMPSON Jone Sampson
Address:	15920 Oswego Shore Court Lake Oswego, OR 97034

/s/ KEVIN MCNAMARA Kevin McNamara
Address:	1710 37th Ave. Seattle, WA 98122
Richard Wohns
Address:	7410 Eastside Drive N.E. Tacoma, WA 98422

Rick Murdock
Address:	c/o CellPro Incorporated 22215 26th Avenue Bothell, WA 98021
SERIES B INVESTORS:
BANK OF AMERICA VENTURES
By:	/s/ LOU C. BOCK
Title:	General Partner
Address:	Bank of America Ventures 950 Tower Lane, Suite 700 Foster City, CA 94404
CASCADE INVESTMENTS, L.L.C.
By:	/s/ MICHAEL LARSON
Title:	Manager
Address:	2365 Carillon Point Kirkland, WA 98033
VULCAN VENTURES, INC.
By:	/s/ ILLEGIBLE
Title:	Vice President
Address:	110 110th Avenue NE, Suite 550 Bellevue, WA 98004

OLYMPIC VENTURE PARTNERS IV, L.P.
By:	/s/ GEORGE H. CLUTE
Title:	Managing Member
Address:	2420 Carillon Point Kirkland, WA 98033
SOFINNOVA VENTURE PARTNERS IV, L.P.
By:	/s/ MICHAEL F. POWELL
Title:	Managing Director
Address:	140 Geary Street, 10th Floor San Francisco, CA 94108
SOFINNOVA VENTURE AFFILIATES IV, L.P.
By:	/s/ MIKE POWELL
Title:	General Partner
Address:	140 Geary Street, 10th Floor San Francisco, CA 94108
GENENTECH, INC.
By:	/s/ BRAD GOODWIN
Title:	V.P. Finance
Address:	1 DNA Way South San Francisco, CA 94080
INDOSUEZ VENTURES
By:	/s/ ILLEGIBLE
Title:	Investment Manager
Address:	2180 Sand Hill Road, Suite 450 Menlo Park, CA 94025

VLG INVESTMENTS 1999
By:	/s/ TAE HEA NAHM
Title:	Director
Address:	2800 Sand Hill Road Menlo Park, CA 94025
/s/ WILLIAM W. ERICSON
William W. Ericson
Address:	c/o Venture Law Group 4750 Carillon Point Kirkland, WA 98033
/s/ SONYA F. ERICKSON
Sonya F. Erickson
Address:	c/o Venture Law Group 4750 Carillon Point Kirkland, WA 98033
COOLEY GODWARD LLP
By:

Title:

Address:	5 Palo Alto Square, 4th Floor 3000 El Camino Real Palo Alto, CA 94306-2155
INVESTORS
CG&H INVESTMENTS
By:	/s/ JOHN L. CARDOZA John L. Cardoza Executive Partner

Print Name
Address:	One Maritime Plaza, 20th Floor San Francisco, CA 94111-3580

/s/ DARREN SIEGALL
Darren Siegall
/s/ GLORIA SIEGALL
Gloria Siegall
Address:	15644 Haddonfield Way Darnestown, MD 20878

Samuel Weirich
Address:	15920 Owsego Shore Court Lake Oswego, OR 97034

Kevin McNamara
Address:	4060 120th Avenue SE Bellevue, WA 98006
SOLOMON SMITH BARNEY CUSTODIAN FBO KEVIN MCNAMARA IRA
By:	/s/ REBECCA PEARSON
Name:	Rebecca Pearson
Title:	Operations Mgr. / VP
Address:	500 108th Ave NE Suite 1900 Bellevue, WA 98004

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AMENDED AND RESTATED VOTING AGREEMENT
RECITALS
AGREEMENT
[SIGNATURE PAGES TO SEATTLE GENETICS, INC. AMENDED AND RESTATED VOTING AGREEMENT]